UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	(609) 524-4500 (Registrant’s telephone number, including area code)

1601 Bryan Street, Suite 2200,

Dallas, Texas 75201
(Address of principal executive offices, including zip code)

804 Carnegie Center,

Princeton, New Jersey 08540
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.03.                Bankruptcy or Receivership.

As previously disclosed, on June 14, 2017 (the “Petition Date”), GenOn Energy, Inc. (“GenOn”) and certain of its directly and indirectly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On December 12, 2017, the Bankruptcy Court entered the Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates (the “Confirmation Order”), which approved and confirmed the Debtors’ Third Amended Joint Chapter 11 Plan of Reorganization (the “Plan”).

On July 13, 2018, the Bankruptcy Court also entered the Order (A) Authorizing Interim Distributions on Account of Certain Allowed Unsecured Claims Under the Plan and Confirmation Order, (B) Establishing Related Claim Estimates, and (C) Granting Related Relief (the “Order”), which enables the Debtors to make certain interim distributions of up to $630.0 million on account of allowed GenOn Notes Claims and General Unsecured Claims (each as defined in the Plan) prior to the effective date of the Plan.

Pursuant to the Confirmation Order and the Order, the Debtors have elected to make a payment in respect of the GenOn Notes Claims, the material terms and consequences of which are set forth below:

1.                                      Partial Payment Amount: $600.0 million

(a)                                 GenOn 7.875% Senior Notes due 2017 (the “GenOn 7.875% Notes”) (CUSIP 74971XAC1): $229,865,164.49 ($332.546565 per $1,000 of principal amount);

(b)                                 GenOn 9.50% Senior Notes due 2018 (the “GenOn 9.50% Notes”) (CUSIP 37244DAA7 and 37244DAC3): $211,081,917.97 ($324.998411 per $1,000 of principal amount); and

(c)                                  GenOn 9.875% Senior Notes due 2020 (together with the GenOn 7.875% Notes and the GenOn 9.50% Notes, the “GenOn Notes”) (CUSIP 37244DAF6): $159,052,917.54 ($325.195088 per $1,000 of principal amount).

2.                                      Record Date: July 17, 2018

3.                                      Trustee Payment Date: July 18, 2018

4.                                      Pro Forma GenOn Notes Claim Amount: $1,274,906,601.40

This payment will have no effect on the principal balance of the underlying GenOn Notes. Any additional payments on account of the GenOn Notes Claims on or before the Effective Date shall be in accordance with the Plan and the Order. The Debtors will send a  Notice of Partial Payment of GenOn Notes (the “Notice”) to the trustee for the indenture governing the GenOn Notes, the Depository Trust Company, the Financial Industry Regulatory Authority and other parties in interest.

Pusuant to the Order, the Bankruptcy Court also approved certain modifications to the NRG Settlement (as defined in the Plan) to enable consummation of the settlement. On July 16, 2018, GenOn and NRG consummated the NRG Settlement, including NRG Energy Inc.’s (“NRG”) payment of $114.6 million of net proceeds to GenOn, subject to post-closing adjustments, with an additional $10.0 million of proceeds expected once GenOn causes a $10.0 million letter of credit to be issued for NRG’s benefit.

The foregoing description of the Order and the Notice does not purport to be complete and is qualified in its entirety by reference to the complete text of the Order and the Notice, which are attached hereto as Exhibit 99.1 and 99.2 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.

Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of GenOn and its subsidiaries may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in GenOn’s reports filed with the SEC. Because of these risks, uncertainties and assumptions, investors should not place undue reliance on these forward-looking statements.  Furthermore, forward-looking statements speak only as of the date they are made, and GenOn undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning GenOn and the transaction described in Item 1.03 are expressly qualified in their entirety by the cautionary statements above.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

Order (A) Authorizing Interim Distributions on Account of Certain Allowed Unsecured Claims Under the Plan and Confirmation Order, (B) Establishing Related Claim Estimates, and (C) Granting Related Relief.

99.2	Notice of Partial Payment of GenOn Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 16, 2018		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer